Exhibit 99.1

ARES MANAGEMENT & KAYNE ANDERSON ANNOUNCE
MERGER TO FORM ARES KAYNE MANAGEMENT, L.P.

Creates One of the Largest and Most Diversified Alternative Asset Managers
 With $113 Billion of Combined Assets Under Management

LOS ANGELES, CA—July 23, 2015 — Ares Management, L.P. (NYSE: ARES) and Kayne Anderson Capital Advisors, L.P. announced today that they have entered into a definitive merger agreement to create Ares Kayne Management, L.P., one of the largest and most diversified alternative asset managers with a combined $113 billion of assets under management as of March 31, 2015.  Under the terms of the agreement, Ares will provide $2.55 billion in consideration, the majority of which will be in the form of Ares Operating Group Units. The transaction is expected to close on or around January 1, 2016, subject to customary regulatory approvals, Kayne Anderson investor consents and other closing conditions.

Ares Kayne combines Ares Management, a leading global alternative asset manager with $87 billion in assets under management, with Kayne Anderson, a leading U.S. energy and energy infrastructure investor with $26 billion in assets under management, to form a uniquely diversified global asset manager that will invest across five complementary, market leading investment groups: Tradable Credit, Direct Lending, Energy, Private Equity and Real Estate.  The combined firm will have approximately 450 investment professionals in over 20 global offices serving more than 2,700 direct investors, and will be a leading manager of publicly traded yield-oriented vehicles with more than 400,000 retail account holders in eight public companies, including the largest business development company (NASDAQ:ARCC) and the largest MLP-focused closed end fund (NYSE:KYN) in the United States.  Upon closing, the merger is expected to be accretive to Ares’ economic net income, distributable earnings and fee-related earnings per unit.  Ares Kayne is expected to provide the following benefits to its stakeholders:

•                  Enhanced investing expertise and advantages through a more expansive and comprehensive investment platform

•                  Complementary distribution channels across Ares’ deep institutional relationships and Kayne Anderson’s retail, high net worth, family office, and institutional investors

•                  More stable, high-quality and diverse revenue streams based on greater long-lived capital and meaningful growth driven by strong investment performance

“We have long known and admired Kayne Anderson as an industry leader in energy, energy infrastructure, real estate and other asset classes, and this merger will make us a differentiated investment manager with five market-leading businesses.  We expect the combination will make us better investors by greatly enhancing our expertise in these compelling sectors and will create new opportunities as we leverage each other’s complementary investor bases to expand our distribution,” said Tony Ressler, Ares Chairman and CEO. “In addition, Kayne Anderson adds long-lived capital and significantly increases our fee-related earnings, which we expect will make this merger meaningfully accretive to Ares’ unit holders.”

Founded in 1984, Kayne Anderson has approximately 110 investment professionals across eight U.S. offices managing investments across energy assets and energy infrastructure, specialty real estate, middle market credit and growth private equity.  Upon closing, Kayne Anderson Chairman and Founder Richard Kayne and Ares’ Chairman and CEO Mr. Ressler will serve together as Co-Chairmen of Ares Kayne Management, L.P.

“We have always held a value of being above-average investors for ourselves and, most importantly, for our clients.  We place great emphasis on the development of competitive advantages and believe we have achieved them in our core strategies, allowing us to generate attractive, risk-adjusted returns for our investors,” Mr. Kayne said.  “Merging with Ares, whom we have admired for years, adds more competitively advantaged strategies for our clients, in addition to fortifying the firm’s long-term management capabilities.  I am delighted by, and committed to, the future of Ares Kayne as evidenced by my willingness to essentially swap equity for equity.”

Kayne Anderson President and CEO Robert Sinnott will become Chairman of the newly-formed Energy Group at Ares Kayne, which will include all of Kayne’s energy investment activities including energy private equity, private energy income and energy infrastructure marketable securities. Substantially all of Kayne Anderson’s non-energy investment professionals will join Ares’ existing investment groups in Private Equity, Real Estate and Direct Lending. The two companies will continue to manage their existing funds and operate under their existing brand names.

In addition to Mr. Kayne, Mr. Sinnott and Kevin McCarthy of Kayne Anderson will join Ares Kayne’s Board of Directors and Mr. Sinnott, Mr. McCarthy and Al Rabil will join Ares Kayne’s Management Committee.  Mr. Ressler, Michael Arougheti and Michael McFerran will continue their respective roles as Chief Executive Officer, President and Chief Financial Officer.  Kayne Anderson employees will generally be restricted until May 2016 from transferring any equity received in connection with the transaction and will also be subject to phased lockup restrictions on sales through 2021, similar to existing Ares employee unit holders.

“This combination reinforces our shared views on building a uniquely positioned, global asset manager with a comprehensive array of products, a diverse investor base and long-lived capital to provide growth and stability that reflect the best attributes of both alternative and traditional asset managers,” said Mr. Arougheti.  “We believe the advantages of the combined company will be beneficial to our fund investors, unit holders and employees. We are excited that our two firms share common cultural ideals centered on collaboration and empowerment, which we believe will continue to make us successful.”

Moelis & Company and BofA Merrill Lynch served as financial advisors to Ares, and Wells Fargo Securities, LLC served as a financing advisor.  Proskauer Rose LLP served as Ares’ legal counsel. J.P. Morgan Securities LLC served as financial advisor to Kayne Anderson.  Paul Hastings LLP served as Kayne Anderson’s legal counsel.

Conference Call and Webcast Information

Ares and Kayne Anderson will be holding a joint conference call and webcast tomorrow to discuss the transaction at 8:30 a.m. (Eastern Time). A presentation outlining the transaction will be posted on the home page of the Events & Presentations section of the Ares website prior to the call. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Domestic callers can access the conference call by dialing 1-877-317-6701 and International callers can access the conference call by dialing 1-412-317-6701.  All callers will need to the Participant Elite Entry Number 2249657 followed by the # sign and reference “Ares Management, L.P.” once connected with the operator.  For interested parties, an archived replay of the call will be available through August 24, 2015 to domestic callers by dialing 1-877-344-7529 and to international callers by dialing 1-412-317-0088. For all replays, please reference conference identification number 10070050. An archived replay will also be available through August 24, 2015 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares

Ares is a publicly traded, leading global alternative asset manager with approximately $87 billion of assets under management as of March 31, 2015 and more than 15 offices in the United States, Europe and Asia. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its four distinct but complementary investment groups in Tradable Credit, Direct Lending, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole.

About Kayne Anderson

Kayne Anderson, founded in 1984, is a leading independent alternative investment management firm focused on niche investing in energy and energy infrastructure, specialized real estate, middle market credit, and growth private equity.  Kayne Anderson’s investment philosophy is to pursue niches, with an emphasis on cash flow, where its knowledge and sourcing advantages enable it to deliver above average, risk-adjusted investment returns. Kayne Anderson manages over $26 billion in assets, as of March 31, 2015, for institutional investors, family offices, high net worth and retail clients and employs nearly 300 professionals in eight offices across the United States.  The firm is headquartered in Los Angeles with offices in Houston, New York City, Chicago, Denver, Dallas, Atlanta and Boca Raton.

Forward Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Ares’ filings with the Securities and Exchange Commission. Ares’ undertakes no duty to update any forward-looking statements made herein.

Contacts:

Ares Investor Relations:

Ares Management, L.P.

Carl Drake

1-888-818-5298

cdrake@aresmgmt.com

Ares Media Relations:

Mendel Communications

Bill Mendel

1-212-397-1030

bill@mendelcommunications.com

Kayne Anderson Media/Investor Relations:

Kayne Anderson Capital Advisors, L.P.

Paul Blank

1-800-638-1496

pblank@kaynecapital.com